Waddell & Reed Advisors Funds, Inc.

Independent Auditors' Consent to be Filed as Exhibit 99.B(j) to Post-Effective Amendment
No. 133 to Registration Statement No. 2-21867 on Form N-1A for Waddell & Reed Advisors Funds, Inc. as of January 26, 2004

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 133 to Registration Statement No. 2-21867 on Form N-1A of Waddell & Reed Advisors Funds, Inc. of our reports dated November 7, 2003 (on Waddell & Reed Advisors Bond Fund - one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) and August 8, 2003 (on Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund - three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Annual Reports to Shareholders for the fiscal years ended September 30, 2003 and June 30, 2003, respectively, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 2004